Exhibit 99.(h)(40)

SECOND AMENDMENT TO THE SECOND AMENDED AND RESTATED

TRANSFER AGENT SERVICING AGREEMENT

THIS SECOND AMENDMENT effective as of September 1, 2025 (the “Effective Date”), to the Second Amended and Restated Transfer Agent Servicing Agreement, dated as of November 14, 2022, as amended (the "Agreement"), is entered into by and between CALAMOS INVESTMENT TRUST (“CIT”), a Massachusetts business trust, CALAMOS ADVISORS TRUST (“CAT”), a Massachusetts business trust, CALAMOS ANTETOKOUNMPO SUSTAINABLE EQUITIES TRUST (“CASET”), a Delaware statutory trust (each a “Trust” and collectively the “Trusts”) acting for and on behalf of each series of the Trusts listed on Exhibit A of the Agreement (as amended from time to time) (each a “Fund” and collectively the “Funds”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS” and, together with the Trusts, each a “Party” and collectively the “Parties”).

RECITALS

WHEREAS, the Parties have entered into the Agreement; and

WHEREAS, the Parties desire to amend the term of the Agreement; and

WHEREAS, the Parties desire to amend the fee schedule set forth on Exhibit E to the Agreement; and

WHEREAS, Section 14 of the Agreement allows for its amendment by a written agreement executed by USBFS and the Trusts and authorized or approved by the Board of Trustees of the Trusts; and

NOW, THEREFORE, the parties agree as follows:

1.	Section 14 of the Agreement is hereby superseded and replaced in its entirety with the following Section 14:

14. Term of Agreement; Amendment

This Agreement shall become effective as of the Effective Date and will continue in effect for a period of two (2) years. This Agreement may be terminated by any party upon giving 180 days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. Following the initial term, this Agreement shall automatically renew month to month unless any party provides written notice at least 180 days prior to the end of the then current term that it will not be renewing the Agreement. Notwithstanding the foregoing, this Agreement may be terminated by any party upon the breach of the other party of any material term of this Agreement if such breach is not cured within 15 days of notice of such breach to the breaching party. This Agreement may not be amended or modified in any manner except by written agreement executed by USBFS and the Trusts and authorized or approved by the Board of Trustees. The provisions of this Section 14 shall also apply to Exhibit C and to Exhibit D.

2.	As of the Effective Date, Exhibit E of the Agreement is hereby superseded and replaced in its entirety with Exhibit E attached hereto.

3.	Except to the extent amended hereby, the Agreement shall remain in full force and effect.

4.	Each Party acknowledges that: (i) the Agreement and Declaration of Trust of each of CIT and CAT and the Certificate of Trust of CASET, in each case as amended or amended and restated from time to time, is on file with, in the case of CIT and CAT, the Secretary of The Commonwealth of Massachusetts or, in the case of CASET, the Office of the Secretary of State of the State of Delaware, and was executed or made on behalf of each Trust by the Trustees or a Trustee or by the officers or an officer in such capacity and not individually; and (ii) that the obligations of the Agreement and any amendment to the Agreement, including this Second Amendment, are not binding upon any of the Trustees or officers of any Trust or the shareholders of any series of any Trust individually but are binding only upon the assets and property of the applicable Trust(s), or the particular series of a Trust in question, as the case may be.

Signatures on Following Page

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed by a duly authorized officer on one or more counterparts as of the Effective Date.

CALAMOS INVESTMENT TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Stephen M. Atkins	By:	/s/ Gregory Farley

Name:	Stephen Atkins	Name:	Greg Farley

Title:	Treasurer	Title:	Senior Vice President

CALAMOS ADVISORS TRUST

By:	/s/ Stephen M. Atkins

Name:	Stephen Atkins

Title:	Treasurer

CALAMOS ANTETOKOUNMPO SUSTAINABLE EQUITIES TRUST

By:	/s/ Stephen M. Atkins

Name:	Stephen Atkins

Title:	Treasurer

Exhibit E to the Transfer Agent Servicing Agreement

Transfer Agent, Shareholder & Account Services Fee Schedule

[FEES REDACTED]

Transfer Agent & Shareholder Services

Additional Services Fee Schedule

[FEES REDACTED]

5